SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2006
Santander BanCorp
(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 19, 2006, Santander BanCorp (the “Company”) entered into a novation agreement (the “Novation Agreement”) and an amended and restated loan agreement (the “Amended Loan Agreement”) with Lloyds TBS Bank plc (the “Lender”) to refinance the terms of a $725 million loan agreement with Santusa Holdings S.L. (“Santusa”), a subsidiary of Banco Santander Central Hispano, S.A., the parent of the Company. Pursuant the terms of the Novation Agreement, on June 22, 2006 (the “Effective Date”), Santusa shall transfer to the Lender its rights and obligations, including its rights to accrued interest (the “Discharged Rights and Obligations”), under that certain Loan Agreement (the “Original Loan Agreement”), dated as of February 27, 2006, between the Company and Santusa. In addition to the Discharged Rights and Obligations, on the Effective Date, the Company and the Lender shall assume towards one another additional rights and obligations solely to the extent specifically included in the Amended Loan Agreement or expressly assumed or acquired by the Company and the Lender. As of the date of the Novation Agreement, the loan under the Original Loan Agreement had been drawn in full and the principal amount of $725 million was outstanding, together with accrued interest from February 27, 2006.
     The loan under the Amended Loan Agreement (the “Loan”) bears interest at an annual rate equal to the aggregate of (i) 0.10% per annum, (ii) the applicable LIBOR rate, and (iii) a percentage rate per annum calculated by the Lender as being its cost of compliance with the requirements of the Financial Services Authority, if any. Interest under the Loan is payable in interest periods of one, three or six months, or such other period as requested by the Company at the time of drawing. The Loan will bear interest at a rate of 4.965% during the initial interest period, which commenced on February 27, 2006 and ends on June 22, 2006. Pursuant to the Amended Loan Agreement, the Company also will pay the Lender a utilization fee of 0.015% of the principal amount of the Loan on the Effective Date. The entire principal balance of the Loan is due and payable on December 28, 2006.
     Upon the occurrence and during the continuance of an early termination event under the Amended Loan Agreement, the obligations of the Lender thereunder shall immediately terminate and the Lender shall have the right to make the outstanding balance of the Loan, together with accrued interest and any other amount owing to the Lender, due and payable on demand. In addition, the Company will be required to pay, on demand, interest on any overdue amounts at rate per annum that is 2% above the cost of the Lender of funding such amounts until payment in full by the Company.
     All amounts payable by the Company under the Amended Loan Agreement shall be made free and clear of any deduction in respect of taxes, duties, levies, imposts, charges or withholdings of any nature imposed or levied on such payments. The Loan is guaranteed by Banco Santander Central Hispano, S.A., the parent of the Company.
     The foregoing descriptions are qualified in their entirety by reference to the Novation Agreement and the Amended Loan Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference to this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.
     10.1 Novation Agreement among Santander BanCorp, Santusa Holdings S.L. and Lloyds TSB Bank plc.
     10.2 Amended and Restated USD 725,000,000 Loan Facility between Santander BanCorp and Lloyds TBS Bank plc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 22, 2006

SANTANDER BANCORP
By:	/s/ María Calero
Name:	María Calero
Title:	Executive Vice President and Chief Accounting Officer